CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-279749 on Form S-6 of our report dated July 19, 2024, relating to the financial statement of FT 11576, comprising Sabrient Baker's Dozen Portfolio, 3rd Quarter 2024 Series, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

July 19, 2024